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                                                                      EXHIBIT 11

Exhibit 11 - Statement re Computation of Per Share Earnings.




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                                                                FISCAL YEAR ENDED
                                   ----------------------------------------------------------------------------
                                   September 28,    September 29,     October 1,     October 2,     October 3,
                                        1997             1996            1995           1994           1993
                                   --------------   --------------   ------------   ------------   ------------

Net loss                            $(14,875,600)    $(15,914,700)   $(4,137,500)   $(2,463,900)   $(1,507,600)
Cumulative dividends
  on Preferred Stock                     (18,700)         (28,800)       (31,000)       (33,200)       (31,400)
                                    ------------     ------------    -----------    -----------    -----------
                                    $(14,894,300)    $(15,943,500)   $(4,168,500)   $(2,497,100)   $(1,539,000)
                                    ============     ============    ===========    ===========    ===========

Common Stock:

  Shares outstanding at
   beginning of period                18,709,992       15,566,755     14,710,713     13,152,534     12,608,128

 Pro rata shares:

  Shares sold                              2,930                -         63,033        887,870              -

  Shares issued to employee
   stock bonus trust                       1,910           28,797         29,703         14,893          8,105

  Stock options and
   warrants exercised                          -          222,792        104,320         86,236        236,638

  Stock issued as bonus                    4,368                -              -              -              -

  Convertible bonds converted
   to Common Stock                     1,747,031        1,043,506              -              -              -

  Preferred Stock converted
   to common stock                         8,822           12,420         58,692              -         12,916
                                    ------------     ------------    -----------    -----------    -----------

 Weighted average number
  of common and common
  equivalent shares
  outstanding                         20,475,053       16,874,270     14,966,461     14,141,533     12,865,787
                                    ============     ============    ===========    ===========    ===========

Net loss per share                  $      (0.73)    $      (0.94)   $     (0.28)   $     (0.18)   $     (0.12)
                                    ============     ============    ===========    ===========    ===========
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